Exhibit 10.3

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of May 26, 2015 (the “Agreement”), by and between Spatializer Audio Laboratories, Inc., a Delaware corporation (“Purchaser”), and each of the undersigned shareholders (each a “Shareholder” and, collectively, the “Shareholders”) of Ameri Consulting Service Private Limited, a corporation organized under the laws of India (“Ameri India”).

WITNESSETH:

WHEREAS, the Shareholders are the owners of all of the outstanding shares of Ameri India (the “Shares”); and

WHEREAS, Purchaser wishes to acquire the Shares from the Shareholders, and the Shareholders are willing to sell the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency whereof is hereby mutually acknowledged, the parties agree as follows:

1.	Purchase of Shares

1.1           Purchase of Initial Shares.

(a)           Purchase.  Subject to the terms and conditions herein stated, the Shareholders hereby agree to sell, assign, transfer and deliver to Purchaser on the Initial Closing Date, as defined below, and Purchaser hereby agrees to purchase from the Shareholders on the Initial Closing Date all right, title and interest of the Shareholders in and to 24.9% of the outstanding Shares in Ameri India (the “Initial Shares”) for aggregate consideration of (a) $1.00 and (b) the consideration furnished by Purchaser to the Shareholders and their affiliates pursuant to that certain Merger Agreement, dated as of the date hereof, among Spatializer Audio Laboratories, Inc. and Ameri and Partners Inc., (the “Merger Agreement”), the value and sufficiency of which is hereby mutually acknowledged.

(b)           Initial Closing.  The date and time of the Initial Closing (the “Initial Closing Date”) shall take place simultaneously with the execution and delivery of this Agreement and the consummation of the Merger Agreement (or such other date as is mutually agreed to by Purchaser and Seller) after notification of satisfaction (or waiver) of the conditions to Closing set forth in Section 6 below, at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

1.2           Purchase of Remaining Interests.

(a)           Purchase.  Subject to the terms and conditions herein stated, the Shareholders hereby agree to sell, assign, transfer and deliver to Purchaser on the Final Closing Date, as defined below, and Purchaser hereby agrees to purchase from the Shareholders on the Final Date all right, title and interest of the Shareholders in and to the remaining 75.1% of the outstanding Shares in Ameri India (the “Remaining Shares”), so that Purchaser will then have received 100% of the outstanding Shares, for aggregate consideration of (a) $1.00 and (b) the consideration furnished by Purchaser to the Shareholders and their affiliates pursuant to the Merger Agreement.

(b)           Final Closing.  The date and time of the Final Closing (the “Final Closing Date”) shall be 5:00 p.m., New York City time, on the third business day following notification of satisfaction (or waiver) of the conditions to Closing set forth in Section 6 below (or such other date as is mutually agreed to by Purchaser and the Shareholders), at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

1.3           Shareholders’ Deliveries.  At the Initial Closing and the Final Closing, as applicable, the Shareholders shall deliver, or cause to be delivered, to Purchaser or its designee, the certificated securities and all other documentation evidencing the Initial Shares and Remaining Shares, respectively, including duly executed instruments of transfer or assignment with respect to the Initial Shares and Remaining Shares, respectively, in form and substance reasonably satisfactory to Purchaser.

1.4           Purchaser’s Deliveries.  At the Final Closing, Purchaser shall deliver, or cause to be delivered, to the Shareholders or its designee, $2.00 cash.

2.	Representations and Warranties

2.1           The Shareholders and Ameri India.  The Shareholders and Ameri India represent and warrant as follows and acknowledge that Purchaser is relying upon such representations and warranties in connection with the purchase by Purchaser of the Shares:

(a)           Ameri India is duly incorporated under the Indian Companies Act of 1956 and validly existing under the laws of India;

(b)           The authorized capital stock of Ameri India consists of 7,500,000 shares, par value 10 Indian Rupees, and includes the Shares, and the Shares have been duly issued and are outstanding and are fully paid and non-assessable;

(c)           No person, corporation or other entity has any agreement, option, warrant or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or warrant for the purchase from either the Shareholders or Ameri India of any securities (including convertible securities) of Ameri India;

(d)           All of the Shares are owned by the Shareholders as the registered and beneficial owners of record, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, restrictions and demands whatsoever;

(e)           No person, corporation or other entity (other than the Purchaser) has any agreement, option or warrant or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or warrant for the purchase from the Shareholders of any of the Shares;

(f)           None of the Shareholders or Ameri India is party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the consummation of the transactions provided for herein; and

(g)           This Agreement has been duly authorized, executed and delivered by the Shareholders and constitutes a legal, valid, binding and enforceable obligation of the Shareholders.

2.2           By Purchaser.  Purchaser represents and warrants as follows and acknowledges that the Shareholders are relying upon such representations and warranties in connection with the sale by the Shareholders of the Shares:

(a)           Purchaser is a corporation duly incorporated and validly existing under the laws of State of Delaware;

(b)           Purchaser has full power and authority to consummate the terms and provisions of this Agreement;

(c)           Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the consummation of the transactions provided for herein;

(d)           Purchaser is purchasing the Shares for investment purposes and not with a view to distribution in violation of any applicable securities law; and

(e)           This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a legal, valid, binding and enforceable obligation of Purchaser.

3.	Survival of Representations and Warranties

3.1           The Shareholders.  The representations and warranties of the Shareholders contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Purchaser, shall continue in full force and effect for the benefit of Purchaser and any claim in respect thereof shall be made in writing for a period of three years after the Final Closing Date.

3.2           Purchaser.  The representations and warranties of Purchaser contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Shareholders, shall continue in full force and effect for the benefit of the Shareholders and any claim in respect thereof shall be made in writing:

(a)           with respect to representations and warranties of Purchaser, relating to matters other than tax matters, for a period of three years after the Final Closing Date; and

(b)           with respect to representations and warranties of Purchaser, relating to tax liability or other tax matters, within the period commencing on the Initial Closing Date and expiring on the date on which the last applicable limitation period under any applicable taxation legislation expires with respect to any fiscal year of Ameri India which is relevant in determining any relevant tax liability of Ameri India.

4.	Transfer

This Agreement shall operate as an immediate and effective transfer and assignment of the Initial Shares and the Remaining Shares by the Shareholders to Purchaser as at the Initial Closing Date and Final Closing Date, respectively.  The parties agree to do all such other acts and things as may be necessary to give effect to the provisions hereof, and without limiting the generality of the foregoing, to validly and effectively transfer of the Initial Shares and the Remaining Shares from the Shareholders to Purchaser as at the Initial Closing Date and Final Closing Date, respectively.  The Shareholders hereby irrevocably constitutes and appoints the Secretary of Ameri India as its attorney to transfer the Initial Shares and the Remaining Shares to Purchaser as at the Initial Closing Date and Final Closing Date, respectively, on the books of Ameri India, with full power of substitution in the premises.

5.	Additional Covenants

5.1           Each of Purchaser and the Shareholders covenants and agrees to take all such actions as are within such party’s power to control, and to use all reasonable efforts to cause other actions to be taken which are not within such party’s power to control, so as to ensure compliance with any conditions of Closing as set forth in this Agreement which are for the benefit of the other party.

5.2           Each of Purchaser and the Shareholders shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize the transactions contemplated by this Agreement and the execution and delivery of this Agreement and other agreements and documents contemplated hereby and shall cause all necessary meetings of directors and stockholders of Ameri India to be held for such purpose.

6.	Conditions

6.1           Conditions to the Obligation of the Shareholders.  The obligation of the Shareholders to complete the transactions contemplated herein is subject to the satisfaction of, or compliance with, on or before the Initial Closing Date and the Final Closing Date, as applicable, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of the Shareholders and may be waived by them in whole or in part):

(a)           the representations and warranties of Purchaser contained herein shall be true and correct as at the Initial Closing Date and Final Closing Date, as applicable;

(b)           Purchaser shall have performed all of its obligations under this Agreement to be performed by it on or prior to the Initial Closing Date and Final Closing Date, as applicable, and Purchaser shall not be in breach of any agreement on its part contained in this Agreement; and

(c)           all documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Initial Closing Date and Final Closing Date, as applicable, in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Shareholders and their counsel and the Shareholders shall have received copies of all such documents or other evidence as it may reasonably request in form and substance satisfactory to the Shareholders and their counsel.

If any of the conditions contained in Section 6.1 hereof shall not be fulfilled or performed at or before the Initial Closing Date and Final Closing Date, as applicable, to the reasonable satisfaction of the Shareholders, the Shareholders may, by written notice to Purchaser, terminate all their obligations hereunder.

6.2           Conditions to the Obligation of Purchaser.  The obligation of Purchaser to complete the transactions contemplated hereunder is subject to the satisfaction of, or compliance with, on or before the Initial Closing Date and Final Closing Date, as applicable, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of Purchaser and may be waived by it in whole or in part):

(a)           the representations and warranties of the Shareholders contained herein shall be true and correct as at the Initial Closing Date and Final Closing Date, as applicable;

(b)           the Shareholders shall have performed all their obligations under this Agreement to be performed by them on or prior to the Initial Closing Date and Final Closing Date, as applicable, and the Shareholders shall not be in breach of any agreement on their part contained in this Agreement;

(c)           the Shareholders and Ameri India shall have obtained all governmental, regulatory or third party consents and approvals, including from the Reserve Bank of India and all other applicable national and state governmental and regulatory agencies of India and pursuant to India’s Foreign Exchange Management Act, necessary for the sale of the Initial Shares and Remaining Shares to be transferred to Purchaser at the Initial Closing Date and Final Closing Date, respectively; and

(d)           all documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Initial Closing Date and Final Closing Date, as applicable, in connection with the performance by the Shareholders of their obligations under this Agreement shall be satisfactory to Purchaser and its counsel and Purchaser shall have received copies of all such documents or other evidence as it may reasonably request in form and substance satisfactory to Purchaser and its counsel.

If any of the conditions contained in Section 6.2 hereof shall not be fulfilled or performed on or before the Initial Closing Date and Final Closing Date, as applicable, to the reasonable satisfaction of Purchaser, Purchaser may, by written notice to the Shareholders, terminate all its obligations hereunder.

7.	Termination

This Agreement may be terminated at any time prior to the Initial Closing Date referred to in Section 1.1(b) hereof by Purchaser.  In the event of such termination, neither party shall have any liability of any kind to the other party.

8.	Indemnification

8.1           Purchaser agrees to indemnify and hold harmless the Shareholders from any loss, claim, cost, damage, expense or liability which the Shareholders may suffer or incur, whether at law or equity, arising out of or resulting from, under or pursuant to the inaccuracy of any representation or warranty contained herein for the time periods provided in Section 2.1 hereof.

8.2           No claim for indemnification will arise until notice thereof is given to Purchaser.  Such notice shall be sent within a reasonable time following the determination by the Shareholders that a claim for indemnity exists.  In the event that any legal proceedings shall be instituted or any claim or demand is asserted by any third party in respect of which Purchaser may have an obligation to indemnify the Shareholders, the Shareholders shall give or cause to be given to Purchaser written notice thereof and such party shall have the right, at its option and expense, to be present at the defense of such proceedings, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Shareholders, unless Purchaser irrevocably acknowledges full and complete responsibility for indemnification of the Shareholders, in which case Purchaser may assume such control through counsel of his choice, provided however, that no settlement shall be entered into without the Shareholders’s prior written consent (which shall not be unreasonably withheld). The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

8.3           Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this Section 8 shall apply to any loss, claim, cost, damage, expense or liability, whether or not the actual amount thereof shall have been ascertained prior to the final day upon which a claim for indemnity with respect thereto may be made hereunder, so long as written notice thereof shall have been given to Purchaser prior to said date, setting forth specifically and in reasonable detail, so far as is known, the matter as to which indemnification is being sought, but nothing herein shall be construed to require payment of any claim for indemnity until the actual amount payable shall have been finally ascertained.

9.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.	Entire Agreement

This Agreement, together with the exhibit hereto, constitutes the entire agreement between the parties relating to the subject matter hereof.  There are no verbal statements, representations, warranties, undertakings or agreements between the parties.  This agreement may be amended only by an instrument in writing signed by the parties.

11.	Time of the Essence

Time shall be of the essence of this Agreement.

12.	Assignment

This Agreement and any rights or obligations hereunder may not be assigned by either party except with the prior written consent of the other party which consent may be unreasonably withheld.

13.	Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPATIALIZER AUDIO LABORATORIES, INC.

By:	/s/ Kyle Hartley
	Name:	Kyle Hartley
	Title:	Chairman, President, Chief Executive Officer and Chief Financial Officer

SHAREHOLDERS OF AMERI CONSULTING SERVICE PRIVATE LIMITED
/s/ Giri Devanur	/s/ Srinidhi Devanur
Giri Devanur	Srinidhi Devanur